Franklin Financial Network Announces Record Net Income On Continued Strong Loan Growth For The Second Quarter Of 2017

FRANKLIN, Tenn., July 26, 2017 /PRNewswire/ -- Franklin Financial Network, Inc. (NYSE: FSB), the parent company (the "Company") of Franklin Synergy Bank (the "Bank"), today announced financial results for the second quarter and six months ended June 30, 2017.

Net income available for common shareholders increased 18.1% to a record $8.9 million for the second quarter compared with $7.5 million for the second quarter of 2016. Earnings per diluted share were $0.64 for the second quarter of 2017 compared with $0.66 for the second quarter of 2016. Weighted average diluted shares outstanding increased 22.3% for the second quarter of 2017 from the second quarter of 2016, primarily due to the Company's $72 million public offering of common stock in November 2016.

Highlights for the second quarter of 2017 include:

  Return on average assets was 1.03% compared with 1.22% for the second quarter of 2016, and return on average tangible common equity was 12.92% compared with 15.53% for the second quarter of 2016.
  Net interest income plus noninterest income increased 15.4% to $28.3 million from $24.6 million for the second quarter of 2016.
  The efficiency ratio was 53.91% compared with 52.58% for the second quarter of 2016.
  Total loans, including loans held for sale, increased 29.1% or $456.0 million to $2.02 billion at the quarter's end from $1.57 billion at June 30, 2016.
  Credit quality remained strong, with nonperforming loans at 0.19% of total loans, excluding loans held for sale; the allowance for loan losses at 0.93% of total loans, excluding loans held for sale; and nominal net recoveries for the quarter.
  Tangible book value per share increased 18.5% to $21.44 at June 30, 2017, compared with $18.09 at June 30, 2016.

"We are pleased to report these record second-quarter financial results, which met expectations and demonstrate a continued ability to balance the competing and often conflicting objectives of soundness, profitability and growth," said Richard Herrington, the Company's Chairman and Chief Executive Officer. "With regard to soundness, our nonperforming loans were 0.19% of total loans, while our loan loss reserves were 0.93% of total loans. We also had nominal net recoveries for the second quarter, consistent with the second quarter last year. Despite continued pressure on net interest margin, our profitability metrics were strong, with a return on average assets of 1.03%, a return on tangible common equity of 12.92% and an efficiency ratio of 53.91%. We also produced substantial growth for the quarter, with a comparable-quarter increase of 29.1% in our total loans, 22.4% in total deposits and 18.2% in net income.

"We believe the Company is well positioned to make further progress in the second half of 2017. The growth dynamics in our core middle Tennessee market continue to be among the most attractive in the country resulting in an ongoing ability to selectively expand our highly experienced team of local bankers. We continue to improve our technology infrastructure to enhance our management capabilities, increase operating efficiencies and support our customers and our team as we pursue long-term growth. Through strong execution of this proven business model that balances competing objectives, we are confident of our opportunities for driving further gains in market share and shareholder value."

Strong Asset Quality

  At June 30, 2017, nonperforming loans were 0.19% of total loans, excluding loans held for sale, compared with 0.10% and 0.21% at June 30, 2016 and March 31, 2017.
  The allowance for loan losses at June 30, 2017 was 0.93% of total loans, excluding loans held for sale, compared with 0.92% and 0.93% at June 30, 2016 and March 31, 2017.
  There were nominal net recoveries for the second quarter of 2017 and 2016, and net charge offs were 0.07% of average loans for the first quarter of 2017.

Attractive, Growing, Local Markets Support Expansion of Balance Sheet

  Total assets increased 32.1% to $3.44 billion at June 30, 2017 from $2.61 billion at June 30, 2016.
  Total loans, including loans held for sale, increased 29.1% or $456.0 million to $2.02 billion at June 30, 2017 from June 30, 2016, primarily due to growth in real estate loans, with increases of $179.9 million in 1-4 family real estate loans and $141.5 million in commercial real estate loans and $59.0 million in construction loans, as well as an increase of $77.4 million in business loans.
  The mix of total loans, excluding loans held for sale, at the end of the second quarter changed slightly in comparison with the mix at the end of the prior quarter, with total real estate lending at 78.8% and business loans at 21.1% of total loans, compared with prior-quarter total real estate lending at 76.9% and business loans at 22.9%.
  Deposits were $2.75 billion at June 30, 2017, an increase of 22.4% from June 30, 2016. Non-interest bearing deposits increased 11.5% compared with the second quarter of 2016, and interest bearing deposits increased 23.7%.

Strong Growth in the Loan Portfolio and Net Interest Income Drive Earnings per Share

  Net interest income for the second quarter of 2017 increased 22.8% to $24.5 million from $19.9 million for the second quarter of 2016. The growth in net interest income resulted from strong growth in interest earning assets, partly offset by a decline in loan yield. Interest expense also increased for the second quarter of 2017, due to the growth and change in mix of funding sources, which included the full-quarter impact of the issuance of $20 million of subordinated notes on June 30, 2016.
  The average yield on total interest earning assets was 4.09% for the second quarter of 2017, a decrease of 11 basis points from 4.20% for the second quarter of 2016, driven by changes in the mix of loans and competitive pressures. Average yield increased three basis points from 4.06% for the first quarter of 2017.
  The average rate on total interest bearing liabilities was 1.18% for the second quarter of 2017, up 33 basis points from 0.85% for the second quarter of 2016. On a sequential-quarter basis, the increase was 16 basis points.  These increases were driven primarily by changes in the mix of deposits and the rise in interest rates.
  Net interest margin, adjusted for tax equivalent yield, was 3.08% for the second quarter of 2017, compared with 3.47% for the second quarter of 2016 and 3.18% for the first quarter of 2017.
  Noninterest income for the second quarter of 2017 decreased 16.1% to $3.9 million from $4.6 million for the second quarter of 2016. The decrease primarily reflected an 84.9%, or $0.7 million, decrease in net gain on sale of securities compared with the second quarter of 2016, as well as a 10.5% decline in net gains on sale of loans, which is related to a reduction in the value of held-for-sale mortgages due to increasing mortgage interest rates.
  Noninterest expense increased 18.4% to $15.3 million for the second quarter of 2017 from $12.9 million for the second quarter of 2016, primarily due to increased salaries and employee benefits related to both the Company's growth and stronger mortgage loan production. The Company's FDIC assessment expense increased 150.6% due to growth in total assets, and occupancy and equipment expense increased 25.1% related to the Company's growth. The Company's efficiency ratio was 53.91% for the second quarter of 2017, compared with 52.58% for the second quarter of 2016.
  The Company's effective income tax rate was 29.0% for the second quarter of 2017 compared with 25.5% for the second quarter of 2016.

Webcast and Conference Call Information

The Company will host a webcast and conference call at 8:00 a.m. (CT) on Thursday, July 27, 2017, to discuss operating and financial results for the second quarter of 2017. To access the call for audio only, please call 1-844-378-6480. For the presentation materials and streaming audio, please access the webcast on the Investor Relations page of Franklin Synergy Bank's website at www.FranklinSynergyBank.com. For those unable to participate in the webcast, it will be archived for one year, with audio available for 90 days.

Safe Harbor for Forward-Looking Statements

This media release contains forward-looking statements. Such statements include, but are not limited to, expected operating results, including market share and shareholder value, strategy for growth and profitability, projected sales, gross margin and net income figures, the availability of capital resources, and plans concerning products and market acceptance. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "strategies" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Risks and uncertainties that could cause the corporation's actual results to materially differ from those described in forward-looking statements include those discussed in Item 1A of the corporation's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 16, 2017. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.

About the Company

Franklin Financial Network, Inc. is a financial holding company headquartered in Franklin, Tennessee. The Company's wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $3.44 billion at June 30, 2017, the Bank currently operates through 12 branches and one loan production office in the growing Williamson, Rutherford and Davidson Counties, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, and the FTSE Russell 2000 Index, is available at www.FranklinSynergyBank.com.

Investor Relations Contact:
Sarah Meyerrose
EVP, Chief Financial Officer
(615) 236-8344
sarah.meyerrose@franklinsynergy.com

FRANKLIN FINANCIAL NETWORK CONSOLIDATED BALANCE SHEETS (Amounts in thousands, except share data)

	June 30, 2017	December 31, 2016
ASSETS	(Unaudited)
Cash and due from financial institutions	$ 96,741	$ 90,927
Certificates of deposit at other financial institutions	2,530	1,055
Securities available for sale	1,021,051	754,755
Securities held to maturity (fair value 2017—$224,646 and 2016—$227,892)	222,355	228,894
Loans held for sale, at fair value	11,724	23,699
Loans	2,011,955	1,773,592
Allowance for loan losses	(18,689)	(16,553)

Net loans	1,993,266	1,757,039

Restricted equity securities, at cost	17,326	11,843
Premises and equipment, net	10,886	9,551
Accrued interest receivable	11,217	9,931
Bank owned life insurance	23,577	23,267
Deferred tax asset	13,255	15,013
Foreclosed assets	1,350	—
Servicing rights, net	3,581	3,621
Goodwill	9,124	9,124
Core deposit intangible, net	1,232	1,480
Other assets	4,378	2,990

Total assets	$ 3,443,593	$ 2,943,189

LIABILITIES AND EQUITY
Deposits
Non-interest bearing	$ 255,264	$ 233,781
Interest bearing	2,499,161	2,158,037

Total deposits	2,754,425	2,391,818
Federal Home Loan Bank advances	287,000	132,000
Federal funds purchased and repurchase agreements	42,082	83,301
Subordinated notes, net	58,426	58,337
Accrued interest payable	2,571	1,924
Other liabilities	6,068	5,448

Total liabilities	3,150,572	2,672,828
Equity
Preferred stock, no par value: 1,000,000 shares authorized; no shares outstanding at June 30, 2017 and December 31, 2016	—	—
Common stock, no par value: 30,000,000 shares authorized; 13,181,501 and 13,036,954 issued at June 30, 2017 and December 31, 2016, respectively	220,620	218,354
Retained earnings	76,186	59,386
Accumulated other comprehensive loss	(3,888)	(7,482)

Total shareholders' equity	292,918	270,258
Noncontrolling interest in consolidated subsidiary	103	103

Total equity	$ 293,021	$ 270,361

Total liabilities and equity	$ 3,443,593	$ 2,943,189

FRANKLIN FINANCIAL NETWORK, INC. CONSOLIDATED STATEMENTS OF INCOME (Amounts in thousands, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Interest income and dividends
Loans, including fees	$ 24,662	$ 18,930	$ 47,222	$ 36,672
Securities:
Taxable	5,700	3,985	11,317	7,513
Tax-Exempt	2,212	1,197	4,232	2,319
Dividends on restricted equity securities	213	118	394	221
Federal funds sold and other	224	56	387	122

Total interest income	33,011	24,286	63,552	46,847

Interest expense
Deposits	6,561	3,358	11,807	6,435
Federal funds purchased and repurchase agreements	147	82	217	168
Federal Home Loan Bank advances	752	187	1,260	296
Subordinated notes and other borrowings	1,082	725	2,156	738

Total interest expense	8,542	4,352	15,440	7,637

Net interest income	24,469	19,934	48,112	39,210
Provision for loan losses	573	1,567	2,428	2,703

Net interest income after provision for loan losses	23,896	18,367	45,684	36,507

Noninterest income
Service charges on deposit accounts	45	46	75	95
Other service charges and fees	758	767	1,510	1,400
Net gains on sale of loans	2,067	2,309	4,401	3,917
Wealth management	648	529	1,241	897
Loan servicing fees, net	53	(4)	160	38
Gain on sale of securities	120	795	120	1,105
Net gain on sale and write-down of foreclosed assets	3	3	6	6
Other	186	181	375	253

Total noninterest income	3,880	4,626	7,888	7,711

Noninterest expense
Salaries and employee benefits	9,128	7,603	17,161	14,120
Occupancy and equipment	2,195	1,755	4,290	3,562
FDIC assessment expense	1,015	405	1,775	818
Marketing	285	188	552	405
Professional fees	702	977	1,737	2,071
Amortization of core deposit intangible	121	144	248	293
Other	1,837	1,841	3,796	3,475

Total noninterest expense	15,283	12,913	29,559	24,744

Income before income tax expense	12,493	10,080	24,013	19,474
Income tax expense	3,619	2,572	7,205	5,733

Net income	8,874	7,508	16,808	13,741
Earnings attributable to noncontrolling interest	(8)	—	(8)	—
Dividends paid on Series A preferred stock	—	—	—	(23)

Net income available to common shareholders	$ 8,866	$ 7,508	$ 16,800	$ 13,718

Earnings per share:
Basic	$ 0.68	$ 0.70	$ 1.28	$ 1.29
Diluted	0.64	0.66	1.22	1.22

FRANKLIN FINANCIAL NETWORK, INC. AVERAGE BALANCES(7) — ANALYSIS OF YIELDS & RATES (UNAUDITED) (Amounts in thousands, except percentages)

	Three Months Ended June 30,
	2017			2016
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$ 2,006,536	$ 24,685	4.93%	$ 1,497,556	$ 18,955	5.09%
Securities available for sale(6)	1,041,892	6,969	2.68%	662,867	4,087	2.48%
Securities held to maturity(6)	224,628	2,374	4.24%	190,718	1,868	3.94%
Restricted equity securities	16,360	213	5.22%	9,376	118	5.06%
Certificates of deposit at other financial institutions	2,296	8	1.40%	1,065	4	1.51%
Federal funds sold and other(2)	84,193	216	1.03%	42,478	52	0.49%

TOTAL INTEREST EARNING ASSETS	$ 3,375,905	$ 34,465	4.09%	$ 2,404,060	$ 25,084	4.20%
Allowance for loan losses	(18,475)			(13,049)
All other assets	98,237			82,475

TOTAL ASSETS	$ 3,455,667			$ 2,473,486
LIABILITIES & EQUITY
Deposits:
Interest checking	$ 641,903	$ 1,239	0.77%	$ 280,961	$ 271	0.39%
Money market	608,119	1,481	0.98%	637,922	941	0.59%
Savings	56,182	43	0.31%	48,866	39	0.32%
Time deposits	1,248,570	3,798	1.22%	924,837	2,107	0.92%
Federal Home Loan Bank advances	240,846	752	1.25%	82,330	187	0.91%
Federal funds purchased and other(3)	55,491	147	1.06%	51,597	82	0.64%
Subordinated notes and other borrowings	58,397	1,082	7.43%	38,973	725	7.48%

TOTAL INTEREST BEARING LIABILITIES	$ 2,909,508	$ 8,542	1.18%	$ 2,065,486	$ 4,352	0.85%
Demand deposits	248,069			200,849
Other liabilities	12,431			12,766
Total equity	285,659			194,385

TOTAL LIABILITIES AND EQUITY	$ 3,455,667			$ 2,473,486
NET INTEREST SPREAD(4)			2.91%			3.35%
NET INTEREST INCOME		$ 25,923			$ 20,732
NET INTEREST MARGIN(5)			3.08%			3.47%

(1)

Loan balances include both loans held in the Bank's portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.

(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.
(7)	Average balances are average daily balances.

	Six Months Ended June 30,
	2017			2016
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$ 1,937,988	$ 47,268	4.92%	$ 1,431,012	$ 36,714	5.16%
Securities available for sale(6)	1,016,924	13,553	2.69%	625,876	7,833	2.52%
Securities held to maturity(6)	226,137	4,730	4.22%	174,278	3,496	4.03%
Restricted equity securities	15,035	394	5.28%	8,693	221	5.11%
Certificates of deposit at other financial institutions	2,059	15	1.47%	655	7	2.15%
Federal funds sold and other(2)	82,596	372	0.91%	50,069	115	0.46%

TOTAL INTEREST EARNING ASSETS	$ 3,280,739	$ 66,332	4.08%	$ 2,290,583	$ 48,386	4.25%
Allowance for loan losses	(17,822)			(12,508)
All other assets	97,166			82,481

TOTAL ASSETS	$ 3,360,083			$ 2,360,556
LIABILITIES & EQUITY
Deposits:
Interest checking	$ 671,777	$ 2,301	0.69%	$ 307,513	$ 597	0.39%
Money market	610,832	2,709	0.89%	603,503	1,810	0.60%
Savings	55,899	85	0.31%	47,338	81	0.34%
Time deposits	1,164,766	6,712	1.16%	864,778	3,947	0.92%
Federal Home Loan Bank advances	218,823	1,260	1.16%	69,665	296	0.85%
Federal funds purchased and other(3)	49,999	217	0.88%	52,691	168	0.64%
Subordinated notes and other borrowings	58,375	2,156	7.45%	20,039	738	7.41%

TOTAL INTEREST BEARING LIABILITIES	$ 2,830,471	$ 15,440	1.10%	$ 1,965,527	$ 7,637	0.78%
Demand deposits	239,330			189,149
Other liabilities	11,060			11,499
Total equity	279,222			194,381

TOTAL LIABILITIES AND EQUITY	$ 3,360,083			$ 2,360,556
NET INTEREST SPREAD(4)			2.98%			3.47%
NET INTEREST INCOME		$ 50,892			$ 40,749
NET INTEREST MARGIN(5)			3.13%			3.58%

(1)

Loan balances include both loans held in the Bank's portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.

(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.
(7)	Average balances are average daily balances.

FRANKLIN FINANCIAL NETWORK, INC. SUMMARY QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED) (Amounts in thousands, except per share data and percentages)

	As of and for the three months ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016	Jun 30, 2016
Income Statement Data ($):
Interest income	33,011	30,541	27,336	25,724	24,286
Interest expense	8,542	6,898	5,637	5,049	4,352
Net interest income	24,469	23,643	21,699	20,675	19,934
Provision for loan losses	573	1,855	1,145	1,392	1,567
Noninterest income	3,880	4,008	2,553	4,876	4,626
Noninterest expense	15,283	14,276	13,229	13,708	12,913
Net income before taxes	12,493	11,520	9,878	10,451	10,080
Income tax expense(1)	3,619	3,586	2,699	3,314	2,572
Net income(1)	8,874	7,934	7,179	7,137	7,508
Earnings before interest and taxes	21,035	18,418	15,515	15,500	14,432
Net income available to common shareholders	8,866	7,934	7,179	7,137	7,508
Weighted average diluted common shares	13,701,762	13,657,357	12,473,725	11,415,422	11,320,705
Earnings per share, basic	0.68	0.61	0.61	0.67	0.70
Earnings per share, diluted	0.64	0.58	0.58	0.63	0.66
Profitability (%)
Return on average assets	1.03	0.99	1.00	1.07	1.22
Return on average equity	12.46	11.80	12.10	13.78	15.53
Return on average tangible common equity(4)	12.92	12.28	12.68	15.48	16.47
Efficiency ratio(4)	53.91	51.63	54.55	53.65	52.58
Net interest margin(5)	3.08	3.18	3.27	3.34	3.47
Balance Sheet Data ($):
Loans (including HFS)	2,023,679	1,962,397	1,797,291	1,680,877	1,567,537
Loan loss reserve	18,689	18,105	16,553	15,590	14,253
Cash	96,741	114,664	90,927	56,804	72,050
Securities	1,243,406	1,299,349	983,649	905,806	909,531
Goodwill	9,124	9,124	9,124	9,124	9,124
Intangible assets (Sum of core deposit intangible and SBA servicing rights)	1,232	1,353	1,509	1,650	1,792
Assets	3,443,593	3,454,788	2,943,189	2,703,195	2,607,101
Deposits	2,754,425	2,817,212	2,391,818	2,217,954	2,249,735
Liabilities	3,150,572	3,176,278	2,672,828	2,493,551	2,402,825
Total equity	293,021	278,510	270,361	209,644	204,276
Common equity	292,918	278,407	270,258	209,644	204,276
Tangible common equity(4)	282,562	267,930	259,625	198,870	193,360
Asset Quality (%)
Nonperforming loans/ total loans(2)	0.19	0.21	0.35	0.10	0.10
Nonperforming assets / (total loans(2) + foreclosed assets)	0.26	0.27	0.35	0.10	0.12
Loan loss reserve / total loans(2)	0.93	0.93	0.93	0.94	0.92
Net charge-offs / average loans	0.00	0.07	0.04	0.01	0.00
Capital (%)
Tangible common equity to tangible assets(4)	8.23	7.78	8.85	7.39	7.45
Leverage ratio(3)	8.21	8.36	9.28	7.15	7.33
Common Equity Tier 1 ratio(3)	11.54	11.32	11.75	9.09	9.22
Tier 1 risk-based capital ratio(3)	11.54	11.32	11.75	9.09	9.22
Total risk-based capital ratio(3)	14.69	14.51	15.09	12.66	12.93

(1)

This item reflects the retrospective adoption of Accounting Standard Update 2016-09 during fourth quarter 2016, which impacted previously reported quarterly earnings and/or earnings per share ("EPS") in 2016, as follows: (1) first quarter 2016 – no tax benefit was recorded; decreased diluted EPS by $0.01; (2) second quarter 2016 – decreased income tax expense by $509 and increased diluted EPS by $0.04; and (3) third quarter 2016 – decreased income tax expense by $107 and increased diluted EPS by $0.01.

(2)	Total loans in this ratio exclude loans held for sale.
(3)

Capital ratios come from the Company's regulatory filings with the Board of Governors of the Federal Reserve System, and for June 30, 2017 the ratios are estimates since the Company's quarterly regulatory reports have not yet been filed.

(4)	See Non-GAAP table in the pages that follow.
(5)	Net interest margins shown in the table above include tax-equivalent adjustments to adjust interest income on tax-exempt loans and tax-exempt investment securities to a fully taxable basis.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Some of the financial data included in our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:

  "Common shareholders' equity" is defined as total shareholders' equity at end of period less the liquidation preference value of the preferred stock;
  "Tangible common shareholders' equity" is common shareholders' equity less goodwill and other intangible assets;
  "Total tangible assets" is defined as total assets less goodwill and other intangible assets;
  "Other intangible assets" is defined as the sum of core deposit intangible and SBA servicing rights;
  "Tangible book value per share" is defined as tangible common shareholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;
  "Tangible common shareholders' equity ratio" is defined as the ratio of tangible common shareholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;
  "Return on Average Tangible Common Equity" is defined as annualized net income available to common shareholders divided by average tangible common shareholders' equity; and
  "Efficiency ratio" is defined as noninterest expenses divided by our operating revenue, which is equal to net interest income plus noninterest income.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. The following reconciliation table provides a more detailed analysis of these non-GAAP financial measures:

(Amounts in thousands, except share/ per share data and percentages)	As of or for the Three Months Ended
	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sept 30, 2016	Jun 30, 2016
Total shareholders' equity	$ 292,918	$ 278,407	$ 270,258	$ 209,644	$ 204,276
Less: Preferred stock	—	—	—	—	—
Total common shareholders' equity	292,918	278,407	270,258	209,644	204,276
Common shares outstanding	13,181,501	13,064,110	13,036,954	10,757,483	10,689,481
Book value per share	$ 22.39	$ 21.31	$ 20.73	$ 19.49	$ 19.11

Total common shareholders' equity	292,918	278,407	270,258	209,644	204,276
Less: Goodwill and other intangible assets	10,356	10,477	10,633	10,774	10,916
Tangible common shareholders' equity	$ 282,562	$ 267,930	$ 259,625	$ 198,870	$ 193,360
Common shares outstanding	13,181,501	13,064,110	13,036,954	10,757,483	10,689,481
Tangible book value per share	$ 21.44	$ 20.51	$ 19.91	$ 18.49	$ 18.09

Average total common equity	285,659	$ 272,713	$ 235,984	$ 206,009	$ 194,385
Less: Average Preferred stock	—	—	—	—	—
Less: Average Goodwill and other intangible assets	10,427	10,565	10,719	10,855	11,006
Average tangible common shareholders' equity	$ 275,232	$ 262,148	$ 225,265	$ 195,154	$ 183,379

Net income available to common shareholders	8,866	$ 7,934	$ 7,179	$ 7,137	$ 7,508
Average tangible common equity	275,232	262,148	225,265	195,154	183,379
Return on average tangible common equity	12.92%	12.27%	12.68%	14.55%	16.47%

Efficiency Ratio:
Net interest income	$ 24,469	$ 23,643	$ 21,699	$ 20,675	$ 19,934
Noninterest income	3,880	4,008	2,553	4,876	4,626
Operating revenue	28,349	27,651	24,252	25,551	24,560
Expense
Total noninterest expense	15,283	14,276	13,229	13,708	12,913
Efficiency ratio	53.91%	51.63%	54.55%	53.65%	52.58%